UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

Pacific State Bancorp
(Exact name of registrant as specified in its charter)

California	0-49892	61-1407606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1899 W. March Lane Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (209) 870-3214

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2010 Pacific State Bancorp (the “Company”) and its wholly owned subsidiary, Pacific State Bank, a California banking corporation (the “Bank”) consented to enter into a written agreement with the Federal Reserve Bank of San Francisco (the “FRBSF”) and the State of California Department of Financial Institutions (the “CDFI”) as follow-up to a recently concluded examination of the Bank (the final written agreement, as executed by the parties, is herein called the “Written Agreement”).

A copy of the Written Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.  The description provided below of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of such Written Agreement and is qualified in its entirety by reference to the Written Agreement filed with this Current Report.

Among other things, the Written Agreement provides that the Company and the Bank shall submit to the FRBSF and the CDFI their continuing plans to enhance lending and credit administration functions, to maintain policies and procedures for the maintenance of an adequate allocation for loan and lease losses, to improve the Bank’s earnings and overall condition, improve management of the Bank’s liquidity position and funds management practices and update its capital plan in order to maintain sufficient capital at the Company and the Bank.  The Written Agreement also restricts the Company and the Bank from making the payment of dividends, any payments on trust preferred securities, any reduction in capital or the purchase or redemption of stock without the prior approval of the FRBSF. Progress reports detailing the form and manner of all actions taken to secure compliance with the Written Agreement must be submitted to the FRBSF at least quarterly.

The Directors of the Company and the Bank have recognized and agree with the goal of financial soundness represented by the Written Agreement and have confirmed the intent of the Directors and senior management of the Company and the Bank to diligently seek to comply with all requirements (including timelines) specified in the Written Agreement.

We believe that making the improvements in our operations required by the Written Agreement will enhance our financial performance.  However, there can be no assurance that these results will follow as a result of our actions, or that we will be able to make the changes required by the Written Agreement.  Among other things, compliance with the Written Agreement may be more time consuming or expensive than anticipated, the objectives set forth in the Written Agreement may take longer to achieve than we would hope or expect and we may not be able to increase our capital consistent with the revised capital plan to be submitted.  Our efforts to comply with the Written Agreement may have adverse effects on our operations and financial condition for reasons we cannot currently anticipate.  Also, the conditions of the economy nationally and in California, the capital markets and the real estate markets may impair the likelihood of success of the remedial actions we are attempting to take.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Written Agreement, dated as of February 18, 2010, by and among Pacific State Bancorp, Pacific State Bank, State of California Department of Financial Institutions and the Federal Reserve Bank of San Francisco.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibit hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in Pacific State Bancorp’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Pacific State Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific State Bancorp
(Registrant)

Date:  February 24, 2010                                                                           By: /s/ Justin Garner
            Justin Garner
            Vice President - Chief Financial Officer